Tuesday, March 7, 2023 Investor Day

Forward-Looking Statements This investor presentation contains statements relating to future actions and results, which are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, ChampionX's market position and growth opportunities. Forward-looking statements include, statements related to ChampionX’s expectations regarding the performance of the business, financial results, liquidity and capital resources of ChampionX. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, changes in economic, competitive, strategic, technological, tax, regulatory or other factors that affect the operation of ChampionX’s businesses. You are encouraged to refer to the documents that ChampionX files from time to time with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” in ChampionX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in ChampionX’s other filings with the SEC. Readers are cautioned not to place undue reliance on ChampionX’s forward-looking statements. Forward-looking statements speak only as of the day they are made and ChampionX undertakes no obligation to update any forward-looking statement, except as required by applicable law. Non-GAAP Measures This investor presentation, and the related discussions, contains certain non-GAAP financial measures, which should be considered only as supplemental to, and not as superior to financial measures prepared in accordance with generally accepted accounting principles (“GAAP”). Please refer to the appendix herein for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP and definitions and calculation methodologies of defined terms used in this investor presentation. About Non-GAAP Measures In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this presentation presents non-GAAP financial measures. Management believes that adjusted EBITDA and adjusted EBITDA margin, provide useful information to investors regarding the Company’s financial condition and results of operations because they reflect the core operating results of our businesses and help facilitate comparisons of operating performance across periods. In addition, free cash flow, free cash flow to adjusted EBITDA ratio, adjusted net operating profit, and net debt are used by management to measure our ability to generate positive cash flow for debt reduction and to support our strategic objectives. Although management believes the aforementioned non- GAAP financial measures are good tools for internal use and the investment community in evaluating ChampionX’s overall financial performance, the foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures, including net income (loss) attributable to ChampionX, cash flows from operating activities and total long-term debt is included in the appendix herein. Notices & Disclaimers 2

Today’s Presenters Soma Somasundaram President and Chief Executive Officer Deric Bryant Chief Operating Officer and President, Chemical Technologies Paul Mahoney President, Production & Automation Technologies Saurabh Nitin Senior Vice President, Emissions Technologies Ali Raza Senior Vice President and Chief Digital Officer Rob Galloway President, Drilling Technologies Ken Fisher Executive Vice President and Chief Financial Officer 3 Our purpose-driven journey Delivering for customers Creating value for our shareholders Motivated and passionate team focused on:

Today’s Agenda Time Topic Presenter 1 – 1:30 p.m. Welcome and ChampionX introduction Soma Somasundaram 1:30 – 3:30 p.m. Business presentations Chemical Technologies Production & Automation Technologies Deric Bryant Paul Mahoney Saurabh Nitin Ali Raza Rob Galloway Break – 15 minutes Emissions Technologies Digital Technologies Drilling Technologies 3:30 – 4:45 p.m. ChampionX Tradeshow and Interactive Exhibits 4:45 – 5:30 p.m. Financial summary and outlook Closing and Q&A Ken Fisher Leadership Panel 5:30 – 6:30 p.m. Reception 4

Key Messages You Will Hear Today Leading global energy production optimization solutions provider1 Attractive growth pathways across the business portfolio2 Well positioned to help decarbonize energy production operations3 Differentiated and sustainably strong free cash flow profile4 Capital allocation framework focused on value creation for shareholders5 Compelling Investment Opportunity Investment aligned with driving through-cycle total returns for our shareholders 5

Clear Value Creation Since Our Merger See Appendix for reconciliation of non-GAAP financial metrics, including adjusted EBITDA6 Delivered $125 million of targeted annualized cost synergies ahead of schedule Built foundation to drive revenue synergies, which are growing Achieved target 1x net debt / adjusted EBITDA level Executed well to deliver targeted exit 2022 adjusted EBITDA margin of 18% Established leading presence in nascent emissions monitoring market Implemented capital allocation framework to return excess capital to shareholders

ChampionX's Value-Creation Algorithm

CHAMPIONX

1 Revenue Growth

- ✓ Industry-leading production-focused company with select drilling and completion exposure
- ✓ Resilient revenue growth through cycles from a diversified (geographic, customer and production type) and differentiated product and services portfolio

+

2 Margin Performance

- ✓ Leveraging product and services innovation that solves customers' most critical needs
- ✓ Attractive margins from product differentiation and value delivery to customers
- ✓ Productivity and continuous improvement rigor throughout the enterprise

+

3 Capital Allocation

- ✓ Consistent, disciplined returns-focused capital allocation policy, including return of excess cash to shareholders
- ✓ Robust financial position and low leverage through cycles
- ✓ Disciplined investment to create value

2022-2025 Financial Framework

High Single Digits Revenue CAGR + **20%+ EBITDA Margin** + **≥ 60% of FCF as Capital Return**

Grow revenues, expand margins, fund attractive growth, return excess capital

7

ChampionX By the Numbers 7,300+ employees $3.8B manufacturing locations 40+ 400+ scientists & technologists 60+ Countries where we serve customers facilities around the world 250 140 serving customers for The Woodlands, Texas headquarters based in 4,000+ employees working directly with customers every day more than years in 2022 revenue 8

We Deliver Customer Value Across the Wellsite and Throughout the Life Cycle of the Well 9

ChampionX Portfolio Overview

Sales by Segment


PCT
PAT
DT
RCT
Cross Supply Agreement

~87% from Production

Sales by End Market


Onshore
Offshore / Deepwater

~26% from Offshore / Deepwater

Sales by Region


United States
Latin America
Middle East & Africa
Canada
Europe
Asia Pacific
Australia/Other

~50% Outside the U.S.

Sales by Customer


IOC
NOC
OFS
Others

~36% from IOC and NOC Customers

10

Based on 2022 Revenue

Our Portfolio: Attractive Positions in Attractive Markets

CHAMPIONX

	Production Chemical Technologies	Production & Automation Technologies	Drilling Technologies	Reservoir Chemical Technologies	Digital (Included in PAT Segment)
2022 Revenues ($MM)	$2,348	$955	$229	$145	$197
2022 Target Market Size Estimate	$8B	$11B	$0.6B	$2B	$4.4B[1]
Key Market Drivers	Global Upstream & Midstream OPEX, Total Fluids Produced, Producing Well Count	Global Upstream CAPEX & OPEX, New Well Completions, Producing Well Count	Global Upstream CAPEX, Global Rig Count	Global Upstream CAPEX, New Well Completions	Global Upstream & Midstream CAPEX & OPEX, New Well Completions, Producing Well Count
ChampionX Competitive Moat	Industry Leading Technology, Best Service, Global Supply Assurance	Broadest Artificial Lift Portfolio, Industry Leading Brands, Best Service	Rapid Innovation, Best Technology, Best Speed	Differentiated Technology, Technical Support & Service	Domain Expertise, Installed Base, Predictive Models (Physics + AI)

[1] Encompasses digital market relatable to ChampionX.

11

Distinctive strategic vision, operating philosophy, and Continuous Improvement culture Leading provider of energy production optimization solutions Uniquely positioned to help decarbonize energy production operations Attractive organic growth opportunities Strong balance sheet and free cash flow profile through industry cycles Clear capital allocation framework and attractive value creation algorithm for shareholders ChampionX Value Proposition for Investors 1 2

Distinctive Strategic Vision and Operating Philosophy 1 3

Top honors in EnergyPoint Research’s 2022 Oilfield Products Customer Satisfaction Survey Customer Advocacy Manifests in Customer Satisfaction Rankings Results based on independent survey of more than 3,700 qualified respondents Source: EnergyPoint Research, Inc. #1 Artificial Lift #1 Production Chemicals #1 Surface Production Equipment #1 Completion Fluids #1 Intelligent Sensors & Controls 1 4

We are Proud to be ExxonMobil's 2022 Supplier of the Year

ExxonMobil CHAMPIONX

First recipient of ExxonMobil global honor

- Annual award based on high-performance standards, service quality, and responsiveness to meet ExxonMobil's business needs
- Nominees evaluated criteria including on-time delivery, safety, responsiveness, service quality, innovation capabilities, and commitment to sustainability and diversity
- ChampionX supports global ExxonMobil Upstream activities, including U.S. and Guyana operations





"As our inaugural supplier of the year, ChampionX exemplified performance and responsiveness to our business needs that were especially noteworthy for our major assets in Guyana and the Permian Basin. We value our ongoing collaboration with ChampionX and congratulate them on this notable recognition."

– Pamela Skaufel
ExxonMobil VP, Global Procurement
November 30, 2022

15

Industry Trends Favor ChampionX’s Portfolio 1 6 Increasing energy demand § Global footprint and relationships with leading IOCs, NOCs, and Independents § Incremental barrels require more production technologies Strong upstream capital discipline § Increasing focus on existing production is driving higher OPEX spend § Greater customer willingness to adopt new technologies Increasing production complexity § Increasing need for Production Chemicals, Artificial Lift, and Digital Technologies to improve well productivity § Significant demand for production optimization solutions Decarbonizing energy systems § Growing need for emissions monitoring and reduction technologies § Demand for innovation to improve energy efficiency/productivity at well site

Well Positioned To Benefit From CAPEX & OPEX Growth Sources: JPMorgan, U.S. Energy Information Administration, Wood Mackenzie, Enverus, Spears, Rystad, and FactSet 0 50 100 150 200 250 300 350 2021 2022 2023 2024 2025 $B 0 500 1,000 1,500 2,000 2,500 2021 2022 2023 2024 2025 Global Rig Count EstimatesGlobal E&P CAPEX Estimates 16 million+ barrels per day of incremental production needed by 2030 to offset decline and meet demand Deepwater Unconventional Heavy Oil Other ~6 MMboe/d ~6 MMbo/d ~1 MMbo/d ~3 MMbo/d 16% 2022-2025 CAGR 6% 2022-2025 CAGR Upstream OPEX Spending is Accelerating Upstream OPEX 6% 2022-2025 CAGR 1 7

Building Momentum on Revenue Synergies 32 45 60 0 10 20 30 40 50 60 70 2021 2022 2023E Opportunity Pipeline Significantly Increased in 2022 Compared to 2021 Current Opportunity Pipeline: $397 million (US: $225MM; International: $172MM) New Wins Increased 41% in 2022 Compared to 2021 New Accounts In 2022 Hot Prospects Interested Prospects Qualified Prospects Potential Prospects $45MM ($37MM U.S., $8MM International) 1 8

Higher Operator Returns Expertise & Experience Digital Software & Analytics Fit for Purpose Chemistry Solutions Electrical Mechanical Artificial Lift Tools Bringing Together Our Portfolio to Deliver Customer Value and Drive ChampionX Growth Case Study: IOC Major Onshore Asset Full suite of ChampionX technologies deployed § Digital ‘Expert in a box’: Edge / artificial intelligence § XSPOC solution for broad production software suite § ESP surface & downhole tools § Corrosion-resistant sucker rods § Rod pump downhole tools § Intelligent Chemical injection (multi-well, accurate dosage control, etc.) § Chemistry solutions § Plunger-assisted gas lift analytics & autonomous control Increased growth opportunities for ChampionX by leveraging our full suite of technologies to deliver strong customer returns Value to Customer § 84% reduction in intervention downtime § Estimated $54 million annual productivity improvement (based on $70/bbl WTI) 1 9

Strong Free Cash Flow Profile and Balance Sheet FCF / Adjusted EBITDA Conversion Net Leverage Net Leverage Threshold 38% 66% 93% 55% 54% -50% -30% -10% 10% 30% 50% 70% 90% $0 $100 $200 $300 $400 $500 $600 2018 2019 2020 2021 2022 Free Cash Flow Free Cash Flow Conversion FCF conversion = free cash flow / Adjusted EBITDA. Net Debt = Gross Debt less cash and cash equivalents on face of balance sheet. See Appendix for reconciliation of non-GAAP financial metrics, including net debt, free cash flow and Adjusted EBITDA 2.1x 2.1x 1.8x 1.0x 0.6x 2018 2019 2020 2021 2022 Net Debt / Adjusted EBITDA 2 0

ChampionX Capital Allocation Framework

Committed to Value Creation for our Shareholders

CHAMPIONX

Strong Balance Sheet Provides Flexibility …

Consistent, Strong Cash from Operations

$413 MM

Trailing 4 Quarters

~11% of Revenue

Target 1x Net Debt / Adjusted EBITDA

Debt[(1)]	$628
Less: Cash	250
Net Debt	**$378**

~0.6x Trailing 4 Qtrs. Adjusted EBITDA

Ample Liquidity

Cash	$250
Credit Facility Availability[(1)]	638
Liquidity	**$889**

… To Fund Our Capital Allocation Priorities

1. **Maintain 1x Net Debt / EBITDA, through-the-cycle**
2. **Fund internal investment**
   - Maintenance capital
   - Growth capital
   - Investments in innovation
   - Highest ROI investments
3. **Pay sustainable, growing dividend**
   - Recently increased to $0.085/share
   - Expect to grow over time with free cash flow growth
4. **Pursue value-creating acquisitions**
   - Disciplined M&A framework
   - Strategic, tuck-in opportunities that add to our capabilities and growth profile
   - Drive returns above cost of capital
5. **Return excess capital to shareholders**
   - $750 million share repurchase authorization
   - $180 million repurchased in 2022

Note: USD in millions. Certain numbers may not add up due to rounding of numbers.
(1) Debt = debt on face of balance sheet at December 31, 2022.

21

Purposeful Approach To Our ESG Priorities

CHAMPIONX



Best Energy Workplace

ALLY Energy named ChampionX a Best Energy Workplace based on our culture, employee survey feedback, family-friendly and flex-work programs, D&I efforts, community projects, and other efforts to be an employer of choice. The global competition drew nearly 400 nominations of leaders, teams, and companies within the oil and gas industry.

GHG Emissions

Decarbonization Technologies

Employee Attraction, Retention & Development

Sustainable Innovation & Digital Transformation

Strategic Acquisitions Have Expanded our Emissions Detection and Decarbonization Portfolio – Scientific Aviation, Leak Surveys Inc., Tomson Technologies

Product innovations focused on reducing carbon footprint of producing assets – HIGH RISE Pumps, Multi-Well Chemical Injection Control

Digital innovations driving increased efficiencies – predicting failures, XSPOC production optimization

ChampionX named Highly Commended in ESG Champion of the Year awards at Oil & Gas Middle East Awards 2023


Oil&Gas
AWARDS 2023



ChampionX CEO received DEI Champion Award from Energy Workforce & Technology Council

22

How ChampionX is Improving Lives Every Day



◀ Our Malaysia team **marked 1.5 million safe hours with no LTIs by releasing hundreds of endangered turtles** into Mak Nik Bay.



◀ Our Australia team supported Conservation Volunteering Australia to **pick up trash near the Brisbane River.**



▲ ChampionX families in Bahrain recently participated in a **local beach clean-up drive.**



◀ Our Essence ERG hosted a blood drive through the **Gulf Coast Regional Blood Center**, collecting enough blood to save up to 54 lives.


House

▲ Our UNBRIDLED ESP Systems team came together to improve lives recently **– building a new fence and improving landscaping at the Ronald McDonald House in Tulsa, OK.**


CHAMPIONX

▲ The ChampionX Law Department team recently spent a rewarding afternoon working on **Improving Lives at the Montgomery County Food Bank in Texas.**



▲ Following the recent devastating earthquakes in Turkey, our Qatar-based team, with support from some of our Oman team, delivered **donated children's gloves, baby formula, flashlights and hundreds of batteries to the global Turkey earthquake relief effort.**

23

Key Messages You Will Hear Today Leading global energy production optimization solutions provider1 Attractive growth pathways across the business portfolio2 Well positioned to help decarbonize energy production operations3 Differentiated and sustainably strong free cash flow profile4 Capital allocation framework focused on value creation for shareholders5 Compelling Investment Opportunity Investment aligned with driving through-cycle total returns for our shareholders 2 4

Chemical Technologies Deric Bryant

Chemical Technologies Overview

CHAMPIONX

2022 Revenue

$2.5B

(+26% increase, YoY)

- Global leading provider – **broad range of chemical solutions and services** required onshore and offshore in the reservoir, production and midstream
- Operate across **all production markets** assisting in production assurance, oil/water separation and treatment, asset integrity and flow maximization
- Greater than 60% of our employees have **direct customer facing roles** providing consultations, field services and troubleshooting support
- **Global ecosystem** of laboratory, manufacturing, and service capabilities

% Total ChampionX[1]


65%

Geography[1]


Other
13%
Canada
12%
38%
U.S.
13%
Middle East & Africa
24%
Latin America

Onshore/Offshore Revenue[1]


Onshore
60%
40%
Offshore

Customer Mix[1]


IOCs & NOCs
50%
50%
Independents, OFS & Other

1. Based on 2022 reported revenue.

26

Segment Financial Trends 16.7% 14.7% 15.7% 19.0% 2020 2021 2022 4Q22 Exit 1,800 1,842 2,348 2020 2021 2022 301 271 369 2020 2021 2022 PCT Revenue PCT Adjusted EBITDA PCT Adjusted EBITDA Margin In Millions In Millions 129 141 145 2020 2021 2022 (11) 3 6 2020 2021 2022 RCT Revenue RCT Adjusted EBITDA RCT Adjusted EBITDA Margin In Millions In Millions -8.5% 2.0% 3.8% 13.4% 2020 2021 2022 4Q22 Exit Overcoming inflation; increasing margin momentum See Appendix for reconciliation of non-GAAP financial metrics, including Adjusted EBITDA2 7

Delivering Value Across Market Segments

CHAMPIONX

RESERVOIR	PRODUCTION / MIDSTREAM CHEMISTRY PROGRAMS



Conventional & Shale



Conventional



Unconventional



Deepwater



Heavy oil



Midstream

VALUABLE OUTCOMES DELIVERED TO CUSTOMERS

- Enhance well drilling and construction operations
- Assist asset design and de-risk start up
- Maximize well productivity

- Pre-production design and engineering
- Improve well productivity/Enhanced Oil Recovery
- Enhance oil/water/gas separation
- Ensure hydrocarbon sales quality specifications

- Prevent asset corrosion
- Maximize flow of produced hydrocarbons
- Restore losses in production
- Clean water for disposal or reuse

Enabling operators to expand profits, reduce total costs and de-risk operations.

28

Healthcare for Producing Assets Delivering health and longevity across long life cycle Healthcare Life Cycle Oilfield Life Cycle 2 9

More Than Production … Total Fluids and Intensity Total fluids and chemistry intensity drives revenue Typical chemistry intensity Total Fluids Production Profile – Illustrative example Our chemistry revenue begins with first oil and continues through the life of the field All wells eventually begin producing water in addition to oil Water production further increases chemistry intensity Our revenue trends higher with total fluids and chemistry intensity Our Typical Revenue Journey 3 0

Best Team, Best Technology, Best Supply

CHAMPIONX

Team – Circling the Customer

Local expertise.
Deep relationships.
Global knowledge.

60%+ Employees **working directly with customers** every day

Globally interconnected support:

- Intense customer focus
- Onsite application expertise
- Global solutions for global customers
- On demand remote support

Technology – Fueling Growth

Innovation for a complex environment.

600+ Ongoing **customer support** projects

Improved **speed to solution** via digital & data analytics **33%**

- **Engineering** – Creation of novel testing techniques and equipment
- **Chemistry** – Development of new molecules
- **Digital** – Enabled remote operations and enhanced data analytics

Supply – Unrivaled Footprint

Strong and agile.



3 Super Hubs **6** Secondary Hubs

200+ Facility Locations **60+** Countries Active

- Global reach and secure local supply
- Connected "Hub and Spoke" network
- Digitally-optimized distribution

Customer intimate, unmatched ecosystem: Robust. Resilient. Reliable.

31

Chemistry Development Innovating and creating new solutions § 40% Commodity materials – raw materials often tied to published data § Ethylene, propylene, methanol, aromatics, fatty alcohols § 60% Non-Commodity materials – engineered materials not tied to published data; limited suppliers/multiple end markets § Silicones, phosphonates, polymers, amines, resins § Innovating, developing and formulating unique specialty chemistries that solve unique customer challenges. Developing and Delivering Specialty Chemistry From field diagnosis to solution with trusted technology and supply Supply Establishing effective supply chain ChampionX Proprietary Value Addition 3 2

Earning Highest Customer Loyalty 0% 5% 10% 15% 20% 25% 30% 35% ChampionX Tier 1 competitor Tier 2 competitors (avg) Net Promoter Score - Worldwide Market § #1 in Customer Loyalty in 2022 § Performance factors include § Performance/effectiveness § Responsiveness to needs § Competency of field personnel § Technical support/service § Product quality § Availability/delivery § Price competitiveness Broad portfolio of differentiated chemistry offerings Industry’s innovation shaper Resilient supply and distribution network Expertise in every major oil producing basin Depth of production chemistry subject matter expertise Operational assurance via proprietary PROact platform vs. the other 4 major suppliers Competitive MoatsValue MapCustomer Loyalty Score Source: 2022 Value Map via Kimberlite Production Chemicals Supplier Performance Report 2022 Source: Kimberlite Production Chemicals Supplier Performance Report 2022 3 3

Positioned well for growth Both current and new production set to become more chemistry intensive roduction Portfoli is Increasingly Complex Sources: 1. Rystad; 2. Wood Mackenzie; 3. Enverus Canadian Oil Sands forecast, Nov. 2022 16MM+ bo/d incremental new production required to offset decline and meet demand Current Production 2022 Global Unconventional Global Offshore/Deepwater Heavy Oil Increases ~6MM Increases ~6MM Increases ~1MM Natural decline Global Other Increases ~3MM 2030 ~100MM bo/d ~106MM bo/d SOURCES OF PRODUCTION 1 1 2 3 1 3 4

Chemical Technologies Growth Framework 42 Current Production1 § Increasing water production drives total fluid volumes and treatment complexity § Maturing asset treatment complexity drives revenue growth across the globe Offshore/Deepwater2 § Continuing technical innovation essential to meet increasingly harsh production conditions § Leverage our transferable knowledge to offshore deepwater growth in Latin America and Africa Unconventional3 § Continued digital enhancement of supply and service capabilities enabling customer value at scale § Leveraging our North American unconventional domain knowledge into emerging Latin America and Middle East markets § Enhancing well productivity both in the reservoir and topside production systems Heavy Oil4 § We create technical advantage giving customers lower operating costs § Focus on innovation to decrease energy and water usage New Production New Production New Production North America, Latin America, Middle East 3 5

Offshore asset – start of life Early field life | 1-5 Years Total Fluids Drive Revenue Our revenue first grows with oil, then water, then trends with total fluids and intensity § Data taken from an offshore asset at start of production life § Water breakthrough – Year 1 § Hydrocarbon peaked but total fluids continue to increase with water § Total mixed fluids require increasingly demanding technical solutions driving chemistry intensity 1 Source: ChampionX data Current Production Typical Production Profile 3 6

Late in field life, our revenue trends with fluids, age and intensity, despite oil decline 1 Source: ChampionX data § Data taken from a complex oilfield development § Late in life oilfield with >500 total wells in use decades beyond its peak oil rate § Hydrocarbon peaked and has declined but total fluids and age of assets continue to increase, driving intensity and revenue Typical Production Profile Complex oilfield – late in life Late field life | 25+ Years Total Fluids and Age Drive Revenue Current Production 3 7

1 Current Production

Enhancing and Extending Well Productivity

CHAMPIONX



Enhance Well Production
Fit-for-Reservoir Chemical Technology

Extend Well Life
Engineered Well Intervention Portfolio

Improve Equipment Run-life
Remediation & Preventative Chemistry

Maximize Recovery Factor
Enhanced Oil Recovery Service

ChampionX proprietary experience

Production Enhancement Surfactants	20+ years experience	400+ projects worldwide	25% EUR increase
Water Shut-off Portfolio	25+ years experience	1050+ projects worldwide	$5-10 Incremental bbl cost
Sand Control Technology	20+ years experience	30+ projects worldwide	>100% Extended ESP run life
Conformance Control	20+ years experience	130+ projects worldwide	1-5% access of OOIP

Our proprietary chemistries help get the most out of each well

38

1

Current Production

Enhancing Production – Major, Mature Oilfield

CHAMPIONX



Daily production (Mbpd)
2,400
2,200
2,000
1,800
1,600
1,400
1,200
1,000
2016
2017
2018
2019
2020
2021
2022
Historic Decline Rate
Diagnosis
Introduce Enhanced Chemistry Program
Problem
Multi-Year Production Decline
Oil Production
Additional Production
Valuable Outcome
Additional Production enabled
Historic Decline Rate

Mitigating production declines in a large oilfield

- Continuous enhancement of chemistry enabled on-spec oil and increased well stimulation
- +400 million barrels additional produced with decline curve flattened
- On-spec oil decreased asset integrity risk

We deliver well productivity solutions with outsized value

39

Source: ChampionX data

Offshore Deepwater Growth ChampionX employee with Guyana’s ‘first oil’ on FPSO Destiny We are well positioned as deepwater growth returns 60% Offshore deepwater boe/d growth projected by 2030 66% Deepwater fields started up and managed by ChampionX in major basins Complexity – Hard to reach and treat >20 million liters sold of certified subsea products sold per year 10K PSI, 40-375˚F Crushing pressures Extreme temperatures Stringent product quality Aerospace quality standard Chevron Jack/St. Malo Industry leading challenges – Deepwater quick facts 1,000+ miles Gulf of Mexico umbilicals filled with our chemistry 2 Sources: Wood Mackenzie and ChampionX estimates New Production 4 0

2

New Production

Offshore Deepwater Growth



Key focus geographies

Deepwater oil and gas production growth by water depth



Water depth (meters)
>2,200
2,000-2,200
1,800-2,000
1,600-1,800
1,400-1,600
1,200-1,400
1,000-1,200
800-1,000
600-800
400-600
Million boe/d
Brazil begins long run expansion
US growth phase
Angola growth phase
Deepwater Horizon
Guyana's Stabroek reaches one million b/d
Buzios surpasses 500 kbd in 2020 on it's way to >1.8 million b/d
Namibia's Graff and Venus expected online in 2027-2028

Global Deepwater view

Brazil, Guyana and Africa	5 | 16	46%	270+
Main growth regions this decade	Host vs SSTB Projects in GOM until 2026	Current SSTB production in GOM	Certified people – Onsite offshore support

Our differentiated technology essential for growth

Asphaltene Inhibitor | Greener Chemistry | Flow Improver | SurFlo SE

17MM boe/d	Global deepwater production is expected to reach by 2030
2024	Ultra deepwater will account for more than half of all deepwater production
2MM+ boe/d	Deepwater production by 2032 that comes from 10 countries not yet producing

Source: Wood Mackenzie and ChampionX estimates

ChampionX uniquely positioned to capture growth

41

Unconventional Growth – U.S. ChampionX has leading position in largest U.S. unconventional basin >30% Market share, leading provider Complexity – Hard to reach 86,000 Square miles of Permian production. Supplying, treating and servicing 600 Samples Tested 40,000 Gallons Delivered 3,000 Diagnostic Tests MARCH 7 3 A typical day in the Permian New Production 40% Global unconventional shale growth projected by 2030 4 2 Sources: ChampionX estimates

3

New Production

Unconventional Growth – International

CHAMPIONX

Production Output Projections


Argentina
2,000
1,500
1,000
500
0
Production (kboe/d)
2010
2015
2020
2025
2030
Crude Oil
Condensate
NGL
Gas
Refinery Gains
Other Liquids


Saudi Arabia
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Production (mcf/d)
2018
2022
2026
2030
2034
Crude Oil
Condensate
NGL
Gas

Source: Rystad

International Shale View

Argentina
Saudi Arabia
Main shale oil and gas development projects

11.5K square miles Producing area in Vaca Muerta

6.5K square miles Producing area in Jafurah

42% Unconventional oil production in Argentina

Our differentiated technology essential for growth

Multifunctionals | Foamers | Paraffin Inhibitors | Digital

2	**Countries leading international unconventional projects**
16,000+	**New Wells projected over 20+ year period in Vaca Muerta and Jafurah**
$100B+	**Expected investment over the next 10 years on wells, pipelines and processing plants**

Leveraging our knowledge base to grow as unconventional goes global

43

0 1 2 3 4 5 6 7 2003 2013 2021 Total Water Use Expected MMbpd (b/o 2003) Total Water Used MMbpd (Actual) Heavy Oil Growth Reducing, reusing and recycling water Complexity – Hard to treat 55,000 Square miles of Alberta production. Supplying, treating and servicing 90% Water recycle and reuse 3:1 Water to oil ratio requirement 30% Canadian heavy oil boe/d growth projected by 2030 4X Technology-driven share gained - 40˚F/100˚F Extreme ambient temperatures 4 Compiled from Ref: Enverus, IHS Markit, AER and ChampionX estimates 475MM less barrels of water required in 2021 New Production Chemistry Enables Water Use Reduction 4 4

Strong PCT Growth Expected

CHAMPIONX

- PCT revenue **strongly correlates** to OPEX
- Macro trends **favor strong growth** in OPEX
- We **expect to outperform** OPEX growth



$800
$700
$600
$500
$400
$300
$200
$100
$0
Dollars in Billions
+2%
CAGR
+6%
CAGR
2010
2022
2025

OPEX spending climbs to ~$700B by 2025

Key Drivers of our Outperformance

CONSTRUCTIVE OIL PRICE
✓ Customers focused on production maximization

CAPITAL DISCIPLINE
✓ Capital discipline demands smart OPEX

CHEMISTRY INTENSITY INCREASES
✓ Increasing current and new production complexity drives chemistry intensity

CHAMPIONX CAPABILITY DIFFERENTIATION
✓ Our strong capability & moat have us uniquely positioned

PCT revenues expected to grow high single-digit CAGR 22-25. Outperforming OPEX growth.

45

Sources: Rystad and ChampionX data

§ Essential production partnering over entire asset life cycle § Our ecosystem is delivering unmatched and differentiated value § Growth driven by strong demand, increasing complexity and chemical intensity Chemical Technologies: Key Takeaways 4 6

Production & Automation Technologies Paul Mahoney

§ Broadest artificial lift portfolio coupled with digital solutions, supporting oil and gas operators over the production life cycle § Industry-leading brands known for performance reliability, technology, manufacturing quality, pre- and post-sales support § Continued investment in ESP and digital platform new product development will continue to deliver share of wallet gains and further diversify our revenue mix § Responsive service with scale: 116 (North America) & 36 (rest of world) sales & service locations for customer support Production & Automation Technologies Overview $955MM (+25% increase, YoY) 2022 Revenue 25% % Total ChampionX1 Product Mix1 68% 21% 11% Artificial Lift Digital Other Production Equipment Geography1 4 8 1. Based on 2022 reported revenue. U.S. Canada Middle East & Africa Other 77% 8% 7% 8%

Segment Financial Trends 17.7% 20.0% 20.6% 2020 2021 2022 Revenue 616 762 955 2020 2021 2022 109 153 196 2020 2021 2022 In Millions In Millions Adjusted EBITDA Adjusted EBITDA Margin Strong recovery from pandemic downturn 4 9 See Appendix for reconciliation of non-GAAP financial metrics, including Adjusted EBITDA

Solving Customers’ Production Challenges P R O D U C T IO N T I M E GENERATING VALUE THROUGH THE LIFE OF THE WELL PRIMARY ESP SECONDARY ESP GAS LIFT ROD LIFT PLUNGER LIFT CHEMICAL DELIVERY PUMP SYSTEMS & CONTROL AUTOMATION WITH CAPILLARY STRINGS DIGITAL SOLUTIONS 5 0

Broad Artificial Lift Offering Delivering Value Across Life Cycle

CHAMPIONX

Integrated Digital Platform

Electrical Submersible Pumping (ESP)	Rod Lift	Gas Lift & Hydraulic Lift	Other
33% of Sales[1]	43% of Sales[1]	7% of Sales[1]	16% of Sales[1]
▪ Full line of ESP systems ▪ Centrifugal pumps ▪ Gas handling devices ▪ Sand / gas separators ▪ Protectors and motors ▪ Web-based monitoring ▪ Surveillance & optimization	▪ Full line of rod lift systems ▪ Sucker rods, drive rods ▪ Full range of downhole pumps ▪ Accessories including BOP, stuffing box, guides ▪ Gas & solids separators	▪ Mandrels, valves, packers ▪ Gas lift automation hardware & optimization software ▪ Jet pumps ▪ Hydraulic reciprocating pumps ▪ Surface multiplex pumps	▪ Full range of plunger lift equipment & services ▪ Full range of PCP equipment: drive heads, pumps, guides, RPUs, services
'22 Global Market Size **$5.5B**	'22 Global Market Size **$2.1B**	'22 Global Market Size **$1.1B**	'22 Global Market Size **$0.8B**
Growth Rate **Strong**	Growth Rate **Strong**	Growth Rate **Strong**	Growth Rate **Medium**

Source: Kimberlite, Spears, PWC Artificial Lift Study, & management estimates
[1] Represents% of 2022 worldwide artificial lift product revenue.

51

Why We Win in Artificial Lift

CHAMPIONX

Customer Loyalty Score


ENERGYPOINT RESEARCH INC
Rated 1st in
Artificial Lift
OILFIELD PRODUCTS
INDEPENDENT SURVEYS
2022
ENERGYPOINT RESEARCH INC
Rated 1st in
Intelligent Sensors & Controls
OILFIELD PRODUCTS
INDEPENDENT SURVEYS
2022


CHX
CATEGORY AVERAGE
WFRD
SLB
BKR

Value Map


Value Disadvantage
Premium Offering
SLB
BKR
CHAMPIONX
WFRD
Discount Offering
Value Advantage
High
Pricing
Low
Worse
Performance
Better

Competitive Moats

Full portfolio to manage life cycle of well

Technology innovation that drives asset performance & reliability

Depth of artificial lift SME & service network across key North American basins

World-class digital optimization that supports operator returns

Autonomous control that enhances well productivity and baseline improvements

52

Source: Kimberlite 2022

Broad Artificial Lift / Digital Solutions Enabling Share Gains

CHAMPIONX

2018

Customer	ESP	Rod lift	GL / PL	Digital
A	✓	✓		✓
B	✓	✓	✓	✓
C	✓	✓		✓
D	✓			✓
E	✓		✓	✓
F	✓			✓
G	✓	✓		✓
H	✓		✓	✓
I	✓	✓	✓	✓
J	✓		✓	✓
K	✓		✓	✓
L	✓			✓
M	✓	✓	✓	✓
N	✓	✓	✓	✓
O	✓	✓	✓	✓

2022

Customer	ESP	Rod lift	GL / PL	Digital
A	✓✓	✓✓✓	✓	✓
B	✓	✓	✓	✓
C	✓✓	✓	✓	✓✓✓
D	✓	✓✓✓	✓✓	✓✓
E	✓	✓	✓	✓
F	✓	✓	✓	✓
G	✓	✓	✓✓	✓
H	✓	✓	✓	✓
I	✓	✓	✓	✓
J	✓	✓	✓	✓
K	✓	✓	✓	✓
L	✓	✓	✓	✓✓✓
M	✓	✓	✓	✓
N	✓	✓✓✓	✓	✓
O	✓	✓	✓	✓

Customer white space gains **grew 369%** from 2018

✓	0-10% growth
✓✓	10-99% growth
✓✓✓	>100% growth

GL=Gas Lift; PL=Plunger Lift

53

Production Technologies Growth Framework 42 5 4 Improving well productivity1 § Powerful combination of technology and experts to drive improvements with unconventional decline curve challenges Expanding international presence2 § Increased spending patterns in the Middle East, Latin America, and Africa, coupled with combined ChampionX presence Driving digital customer adoption3 § Using proven digital technologies and methods to drive well productivity from initial production through proven/mature wells Increasing operator returns with innovation4 § Commercializing new solutions to address production challenges with technology and consultative partnering approaches

§ Parent – child well interference § Rising gas-oil ratio (GOR) § Inventory depth and spacing § Longer laterals § DUC inventory § Increased production by 150 BOPD, $9,000 per day § Reduced workover costs $200,000 § Cost avoidance of failed equipment $75,000 § Deferred production savings $171,000 per workover Improving Well Productivity 100 200 300 400 500 600 700 800 1 6 11 16 21 26 31 M EA N C D O IL (B BL /D ) 2020 2021 2022 MONTH OPERATOR CHALLENGESCBA Source: Enverus After Before O il Pr od uc tio n (B PD ) Time Incremental Production ChampionX ESP Solution Permian Decline Curve 1 5 5 Significant positive impact to operator economics

Expanding International Presence New Accounts in 2022 Hot Prospect Interested Prospect Qualified Prospect Potential Prospect $8 MM International Joint Sell Pyramid: $172MM Key Customers 5 6 2 Latin America & Middle East/Africa revenue growth 18% CAGR from ’20-22

Middle East Operator Engagement Source: Saudi Aramco 0 30 60 2018 2019 2020 2021 2022 R ev en ue in $ M M PAT Middle East Revenue 5 7 2 Leveraging our U.S. unconventional expertise for international growth MEA revenue growth 13% CAGR (FY ’12-’22) 2012-2017 Revenue is derived from internal management reports.

Driving Digital Customer Adoption 0 50 100 150 200 250 2020 2021 2022 R EV EN U E IN $ M M ACCELERATING ADOPTION Enabling Solutions Partner Engagements POC TLM Smart SkidSensors Compressors Emissions Mgmt. ENTERPRISE 3 ChampionX Digital Revenue Accelerating growth across wellsite driving operator productivity 5 8

Combining Rich Expertise, Functionality & Data Data & Monitoring (Tier 1) Diagnostics & Insights (Tier 2) Intelligent Automation (Tier 3) Rod lift ESP Gas Lift Plunger Lift Chemicals Wellsite Surveillance 200+ customers 135k+ wells 25+ years 1 billion+ pump cards 2,000+ ESPs monitored & optimized 2,000+ Annual licenses High Recurring revenue Commercially available In development; Partially available 5 9 3 Powerful combination is driving adoption and real operating results

3 Expanding Well-site Optimization

CHAMPIONX

Maximize the return on producing assets

Rod lift autonomous control


ROD LIFT

- Delivered an avg. **215 BOPD incremental production**
- Added **$848,000 in additional revenue** in just 60 days
- Potential for **annual increase of $26MM+**

Proportional chemical injection



- Eliminated **~450 BBLS** in deferred production
- Cut more than **$100,000** in annual compressor maintenance costs
- **Enabled 99% injection accuracy** vs. the target set point

ESP multi-variate analysis


ESP

- Proactively prevented ESP failure, **avoided $250,000 in intervention costs**
- **Eliminated 24 hours of non-productive time** with immediate ESP field service dispatch to location

60

4 Driving Organic Growth with Innovation & Partnering

CHAMPIONX

Technology with Impact | **$100MM IN NEW PRODUCT SALES IN 2022**


World Oil
AWARDS
2022 WINNER

HIGH RISE™
series pumps


XSPOC

XSPOC™ 3.2.2
production optimization software



HIGH RISE™ Kronos
gas handling pump


SMARTEN

SMARTEN™
retrofit kit


CHAMPIONX

SmartSpin™ wireless rod rotator sensor



HFX™
rod pump cage



Norris CS™
corrosion-resistant rods



Chemical Injection
multi-well control

Accelerating new technology sales 3X growth

61

§ Uniquely positioned with full portfolio of “best-in-class” artificial lift solutions to drive operator returns through the life of the well § Strong subject matter expertise, installed base, innovation, and rich data sources dedicated to each form of lift across life cycle § Providing digital solutions with accelerating adoption, impacting operator returns § Broad-based demand across ESP / rod lift / gas lift technology modalities § Leading brand equity and market positions in growing geographies: North America conventional and unconventional, Middle East, and Latin America Production & Automation Technologies: Key Takeaways 6 2

Emissions Technologies Saurabh Nitin

Improving Lives of all our stakeholders by: § Delivering a suite of the most impactful technology solutions § Being humble and agile, continuously learning and innovating and relying on science to guide the way – without judgement or bias § Becoming the thought leader and trusted partner for industry operators, government entities and non-governmental organizations Emissions Technologies Overview Enabling deep emissions reductions and helping deliver decarbonized energy solutions 6 4

Methane is ~25-80x more potent, and a ~$60B+/year market opportunity Methane is Our Focus ~$18B in Energy ~$8B in Waste/Landfills 7.9B tonnes CO2 eq methane emitted in 2015 at 25-80x1 stronger global warming potential to CO2 ~$30B in Agriculture ~$6B in Industrial and others 6500 6742 7860 8850 10200 0 2000 4000 6000 8000 10000 12000 14000 16000 18000 1990 2000 2015 2030 2050 N2O F-GHG CH4 9,8429,317 14,031 12,010 16,496 Source: EPA Global Non-CO₂ Greenhouse Gas Emission Projections & Mitigation Potential: 2015-2050 CH4 as % Total 65 62636870 1. Methane Greenhouse Warming Potential Factor for 100-year time horizon equals 25 and for a 20-year horizon equals 80 Focus Opportunity ~$60B+ of potential value lost from methane emissions2,3 = Global Non-CO2 Greenhouse Gas Emissions (Million Metric Tonne CO2 eq.) 2. Methane is ’49.3Mcf/tonne at standard temperature and pressure 3. Assumed average global price of natural gas as $4/Mcf 6 5

We are capitalizing on our strengths, culture, and values We Have the Right to Play and Win in Emissions Technologies Deep subject matter expertise § Early mover advantage: Built a team of industry thought leaders from academia & research, start-ups, oil and gas majors, service companies Fit-for-purpose and diverse solution offerings § Robust offerings for methane identification and detection (planes, drones, helicopters, cameras); market leading presence What drives the right to win? In-basin and remote service and support § Leveraging 4,000+ global ChampionX sales & service personnel § In-basin US installation and support teams § Fully staffed technical customer service servicing remotely Seamless data integration § Highly secure and standardized data architecture § Fit-for-purpose customization and feed into customer systems Continuous innovation and scientific research § Part of our values and culture § We are built on science – Work with both industry and non-industry players ChampionX Advantage 6 6

Full Suite of Emissions Monitoring Offerings to Meet Customer's Needs

CHAMPIONX



Continuous monitoring

SOOFIE® offers 7-day-a-week, 24-hours-a-day monitoring that provides cost-effective, real-time emissions alerts



Aerial optical gas imaging

Helicopter-mounted and handheld thermal imaging camera helping detect and attribute emissions for remediation



Drone monitoring

Providing close-up monitoring, quantification and diagnosis for emissions hotspots



Aerial monitoring

Uniquely suited for fast and large-area coverage, helping quantify your operations site-wide



Infrared camera

Breakthrough AURA OGI™ intelligent MidWave InfraRed (MWIR) Optical Gas Imaging (OGI) cameras

Launching in 2H 2023

67

Steadily increased recurring revenues with service offerings/rentals Privileged to be the first choice for our customers for ground methane monitoring sensors with our SOOFIE™ offering Expanding Installed Base and Recurring Revenues Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 SOOFIEs Installed (#) Soofies Installed Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Operators with SOOFIEs (#) Number of operators Thousands of SOOFIEs in operation across nearly all North American basins 6 8 Installed base up 3.5x over 5 quarters Customers up 2.5x over 5 quarters ~30%+ recurring revenue business as of Q4 2022 Recurring revenue up 6.5x over 5 quarters Recurring revenue

§ Breakthrough rugged industrial, high- resolution OGI camera § Built by OGI and LDAR experts for LDAR practitioners § Designed specifically to meet current and future requirements of emissions monitoring Technology with Impact: AURA OGI™ Camera 6 9 We thrive on continuous innovation

7 0 Emissions Technologies: Key Takeaways § Methane emissions reduction is our current focus. It’s a high-impact, large market opportunity with significant regulatory and investor tailwinds § We have a right to win this space – with our diverse and fit-for purpose offerings, our market-leading presence, our ChampionX customer reach and culture of continuous innovation § We continue to evolve our position and introduce new pathbreaking products

Digital Technologies Ali Raza

Introducing ChampionX Digital Driving high ROIC outcomes and meeting ESG goals for our customers Mission-critical digital technology solutions to help customers operate their assets and processes safely, efficiently and sustainably Enabling an efficient, low-carbon future 7 2

Asset Integrity Management Three Core Areas for ChampionX Digital Solutions Prolong equipment lives through monitoring & failure predictions of reciprocating & rotating assets Production Optimization Emissions Management Customer Service & Insights Cloud Software & Applications Edge Infrastructure & Connectivity Sensing & Measurement Improve yield and reduce operational cost through smart automation and predictive failure analysis Monitor and identify emission sources and quantify for appropriate actions Unique ‘Fit for Purpose’ Digital Solutions Built to Leverage ChampionX Secure Technology Stack 7 3

Driving Measurable Customer Impact Through Scalable Technology Stack

CHAMPIONX



Customer Service & Insights
Remote Operations
Multiple Data Sources
Software-As-A-Service
Decision Support
Cloud Software & Applications
AI Models
Domain Expertise
AI & ML
ENTERPRISE
Edge Hardware & Connectivity
Sensing & Measurement

Facts & Figures

- Blue-chip customer base
- **36+%** YOY Growth
- **10MM** Lines of code + Domain Expertise
- **~200M** Assets under digital surveillance
- **2MM+** Sensors
- Leveraging **1TB** of customer operational data
- **24MM** Data tags Processed
- **1MM** Predictions / Month
- **4MM** Alarms & Events / Month

74

Growing Customer Base Contributes to Continuous Growth in Monitored Assets ‘Fit-for-purpose’ technology is driving digital and digitally enabled revenue 7 5

Asset life cycle optimization Productivity increase Cost efficiency Enhanced safety Reduce GHG and other emissions Reduce water and other resource consumption Responsible use of chemicals Lower operational footprint on environment Sustainability Focused Customer Focused IMPROVING LIVES Meaningful Impact to Customers and Environment ChampionX solutions & expertise help customers achieve business objectives and environmental goals 7 6

Customer Case Study: ESP Failure Prediction Reduced ESP downtime by over 24 hours by providing earlier notifications to the operator with high level of accuracy Results Approach Gas interference causes high failure rates in high-investment ESP systems Challenge Use operational data to predict a gas slug and gas lock problem through artificial intelligence models Four months data proves major savings through early detection of gas slugs and gas locks Predict gas blockage in the system to avoid unplanned shutdowns and heavy repairs 7 7

§ Saved annual equipment maintenance cost of $60M for our customers § Emissions reduction by eliminating 50M miles of travel due to remote monitoring § 90% reduction in major leak events across monitored compressor because of continuous monitoring § A cost reduction of 40%+ per leak event Customer Case Study: AI-enabled Asset Integrity Management AI Models SAAS Edge Analytics Spotlight Edge Spotlight Sensors Highly accurate predictive analytics drove higher reliability and lower maintenance cost Results Approach Equipment failures cause unplanned shutdowns resulting in loss of production and costly equipment repairs Challenge ‘Fit for Purpose’ predictive analysis models with varying fidelity to predict failure in advance Solution to enhance compressor performance for a major midstream operator 7 8

Internal Capabilities § Front and back-office structure § 1000+ years of combined software development experience § 400+ years of data sciences and model development experience Partner Ecosystem Management Increased Revenue Speed to New Markets and Customers Reduced Costs Improved Product Offerings Investment in Capabilities and Support for Future Digital Growth Combined strength delivering value ACADEMIA / INDUSTRYSTRATEGYTECHNOLOGY 7 9

§ We are a full stack digital technology provider that is focused on driving customer value every step of the way § We are committed to provide 'fit for purpose' Digital solutions to help our customers operate safely, reliably and efficiently § As the technology leader in Digital Oil & Gas arena, we are making a significant difference in our customers' daily operations and in their sustainability journeys § We are continuously investing in building an expert ecosystem to sustain our leadership in Digital Oil & Gas for a growing future Digital Technologies: Key Takeaways 8 0

Drilling Technologies Rob Galloway

Drilling Technologies Overview

CHAMPIONX

2022 Revenue

$229MM

(+33% increase, YoY)

- Undisputed industry leader in polycrystalline diamond cutters for oil & gas drilling and diamond bearings
- Industry **reputation for innovation**, **quality**, and **customer service**
- **Critical partner** to customers in achieving drilling productivity:
  - **95%+ of ChampionX drill bit inserts are designed to meet unique requirements and finished to exact customer specifications**
- Well positioned to leverage industry trends – **growing global drilling**, horizontal drilling, increasing laterals, more difficult drilling formations
- Leveraging **diamond science** technology to grow in other industry segments

% Total ChampionX[1]


6%

Geography[1]


Other
Canada
6%
6%
Europe
9%
79%
U.S.

Product Mix[1]


Diamond Bearings
Other
2%
13%
85%
Drill Bit Inserts

Product Innovation[1]


Products 3+ years old
35%
65%
New product revenue; launched in past 3 years

1. Based on 2022 reported revenue.

82

Segment Financial Trends 14.9% 25.8% 27.0% 2020 2021 2022 116 172 230 2020 2021 2022 17 44 62 2020 2021 2022 Revenue In Millions In Millions Adjusted EBITDA Adjusted EBITDA Margin See Appendix for reconciliation of non-GAAP financial metrics, including adjusted EBITDA.8 3 Positive trends, beginning with the doubling of revenue from 2020 to 2022

Diamond: An Engineering Material Our diamond sciences expertise drives differentiated performance products portfolio8 4

Drilling Technologies Growth Framework Deliver premium value with field performance1 § Diamond inserts and bearings enable faster, longer drilling at lower total cost Gain share through rapid innovation2 § High rate of innovation consistently delivers industry-leading products customized for the application Expand diamond bearing technology3 § Diamond bearings continue to be adopted into a variety of downhole tools and other high-wear applications 8 5

Drill Bit Inserts / Bearings Have Outsized Impact on Economics Buying quality drill bit inserts and bearings help customers drill faster and reduce interruptions and unprofitable downtime Premium Value: Drilling Efficiency Source: IHS.(1) Represents breakdown of average drilling cost of $1.3mm. 69% 29% 2% Drilling Cost Breakdown of an Average Well (1) Rig & Drilling Fluid PDC Inserts & Bearings Other 1 8 6 Small impact on drilling cost; big impact on drilling efficiency

Competitive Advantage: Rate of Innovation Source: 2022 Kimberlite Drill Bit Supplier Performance Report Bits and drilling tools with bearings top the list as key customer developments in 2022 Key Developments Delivering Customer Success Source: 2022 Kimberlite Drill Bit Supplier Performance Report § Revenue from new products launched in the last three years demonstrates our capability to drive innovation. § Systematic innovation is aligned to the most critical customer needs. 65% New Product Revenue 2 Combination radial-thrust bearing Premium shaped-diamond bit inserts 8 7 Our new product introductions are aligned with customer success factors

3 Expanding Bearings Technology

CHAMPIONX

Directional Drilling

Downhole Tools



Improvements:

- Precise drilling through long laterals
- Longer life and more reliable trips
- More compact tool improved steerability

Results:

- Increased bearing life from 300 hours to 3,000 hours
- 70% higher load capacity to enhance directional drilling
- 100% success in challenging conditions

Renewable Energy

River Powered Generator


RivGen

Improvements:

- Allowed remote village in Alaska to replace costly diesel-fuel power generation with continuous, sustainable zero-carbon power solution
- Longer application runtime and less maintenance required

Results:

- 22,981 gallons of diesel saved annually
- 24/7/365 power
- Noise eliminated and environmental risk decreased

Strong bearings growth in oilfield applications; promising opportunities in new end markets

88

§ Drillers rely on premium diamond performance for reliable and efficient drilling § Rapid innovation and customization are key drivers of industry leadership § Diamond bearings are being incorporated as critical elements in downhole tools and other equipment Drilling Technologies: Key Takeaways 8 9

Financial Overview Ken Fisher

ChampionX's Value-Creation Algorithm

CHAMPIONX

1 Revenue Growth

- ✓ Industry-leading production-focused company with select drilling and completion exposure
- ✓ Resilient revenue growth through cycles from a diversified (geographic, customer and production type) and differentiated product and services portfolio

+

2 Margin Performance

- ✓ Leveraging product and services innovation that solves customers' most critical needs
- ✓ Attractive margins from product differentiation and value delivery to customers
- ✓ Productivity and continuous improvement rigor throughout the enterprise

+

3 Capital Allocation

- ✓ Consistent, disciplined returns-focused capital allocation policy, including return of excess cash to shareholders
- ✓ Robust financial position and low leverage through cycles
- ✓ Disciplined investment to create value

2022-2025 Financial Framework

High Single Digits Revenue CAGR + **20%+ EBITDA Margin** + **$\geq$ 60% of FCF as Capital Return**

Grow revenues, expand margins, fund attractive growth, return excess capital

91

ChampionX Financial Framework 9 2 Resilient production focused portfolio § Diversified by Geography, Customer and Production Type Capital discipline – portfolio actively managed for returns and value Strong free cash flow generation through cycles Low leverage and strong balance sheet through cycles Robust liquidity Capital allocation priorities… ≥ 60% of free cash flow returned to shareholders Prudent Financial Management Designed To Ensure Delivery of Long-Term Value § “Capital Light” business model § Expanding margins and strong Working Capital management § 50%-60% Conversion from Adjusted EBITDA § Less than 1x Net Leverage Target § Strength through industry cycles and volatility § Sustainable dividend growing with Free Cash Flow § Excess Free Cash Flow to share repurchases Supports ChampionX strategy and value creation

Portfolio Resilience and Growth Revenue CAGR 2014-2022 2022 Annual Revenue Growth -3% -2% -6% -7% -14% -13% CHX A B C D E 24% 3% 33% 23% 19% 31% CHX A B C D E Strong through cycle performance versus top OFS peers Peers include BKR, HAL, NOV, SLB, WFT Revenue for 2014 is derived from the combined (i) unaudited financial statements of Apergy Corporation, as reflected in the Selected Historical Combined Financial Data section of the Company’s Information Statement included as Exhibit 99.1 to the Company’s registration statement on Form 10, effective April 19, 2018, and (ii) management’s estimates of revenue for the Chemical Technologies business. 9 3

‘Capital Light’ Business Model CAPEX as % Revenue CAPEX versus D&A 3.5% 3.2% 2.3% 2.7% 2.7% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 2018 2019 2020 2021 2022 See Appendix footnotes for the calculation of CapEx for the 2018 – 2020 periods. $0 $50 $100 $150 $200 $250 $300 $350 $400 2018 2019 2020 2021 2022 CapEx Depreciation & Amortization Expense 9 4 Low reinvestment requirement; strong capital discipline

$ in millions -0.5 -0.3 -0.1 0.1 0.3 0.5 0.7 0.9 5% 10% 15% 20% 25% 2020 2021 2022 4Q 2022 Exit Rate Target 4Q 2023 Exit Rate Adjusted EBITDA / Revenue See Appendix for reconciliation of non-GAAP financial metrics, including Adjusted EBITDA. Adjusted EBITDA Margin Expansion Focused on expanding adjusted EBITDA margins across all segments 9 5

Strong Working Capital Management Cash Conversion Cycle Net Working Capital % of Revenue 0 20 40 60 80 100 120 2018 2019 2020 2021 2022 D ay s 28.0% 27.8% 24.9% 21.3% 17.7% 0% 5% 10% 15% 20% 25% 30% 2018 2019 2020 2021 2022 Cash conversion cycle = DSO + DOH – DPO • DSO (Days Sales Outstanding) = Receivables, net / daily average revenue of prior 3 months (90 days) • DOH (Days of Inventory on Hand) = Inventories, net / daily average cost of goods sold of prior 3 months (90 days) • DPO (Days Payables Outstanding) = Accounts payable / daily average cost of goods sold of prior 3 months (90 days) Net working capital = receivables, net + inventories, net – accounts payable9 6 Improved cash conversion cycle 40% since 2019

$ in millions 2018-2022 Average FCF / Adjusted EBITDA Conversion of 58% 38% 66% 93% 55% 54% -50% -30% -10% 10% 30% 50% 70% 90% $0 $100 $200 $300 $400 $500 $600 2018 2019 2020 2021 2022 Free Cash Flow Free Cash Flow Conversion FCF conversion = free cash flow / Adjusted EBITDA. See Appendix for reconciliation of non-GAAP financial metrics, including free cash flow and Adjusted EBITDA.9 7 Strong and consistent FCF generation since initial spin despite sector volatility Free Cash Flow Conversion

$- $100 $200 $300 $400 $500 $600 2023 2024 2025 2026 2027 Thereafter ($MM’s) $524 $497 $623 $370 $265 $140 $140 $25 $300 $300 $277 $92 $670 $565 $941 $729 $648 $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 2018 2019 2020 2021 2022 Term Loan CHX Term Loan APY Revolver Senior Notes ($MM’s) Gross Debt(1) Debt & Maturity Profile (1) Total long-term debt before net unamortized discounts and issuance costs. (2) Gross debt outstanding at June 3, 2020 of $1,102 MM. Debt Maturity Profile Down 41% since merger (2) 9 8 Significant debt paydown since merger; well-managed maturity tower

$246 $244 $350 $360 $638 $42 $35 $201 $252 $250 $288 $279 $551 $611 $889 15% 15% 16% 17% 26% 2018 2019 2020 2021 2022 Available Facility Cash, excl. Restricted Cash % of Assets ($MM’s) Liquidity and Leverage Liquidity 2.1x 2.1x 1.8x 1.0x 0.6x 2018 2019 2020 2021 2022 Net Debt / Adjusted EBITDA Net Leverage Net Leverage Threshold Gross Debt = long-term debt on face of balance sheet; Net Debt = Gross Debt less cash and cash equivalents on face of balance sheet. See Appendix for reconciliation of non-GAAP financial metrics, including net debt and Adjusted EBITDA.9 9 Strengthened financial position with upsized revolver; deleveraged to target since merger

As Reported Return on Invested Capital (ROIC) Excluding Intangible Assets 0% 5% 10% 15% 20% 2018 2019 2020 2021 2022 0% 5% 10% 15% 20% 2018 2019 2020 2021 2022 ROIC = Adjusted net operating profit / (total assets – total liabilities excluding long-term debt). See Appendix for reconciliation of non-GAAP financial metrics, including adjusted net operating profit.1 0 0 Improving returns since merger – targeting 20%+ (as reported) in 2023 and beyond

ChampionX Capital Allocation Framework

CHAMPIONX

Strong Balance Sheet Provides Flexibility …

Consistent, Strong Cash from Operations

$413 MM

Trailing 4 Quarters

~11% of Revenue

Target 1x Net Debt / Adjusted EBITDA

Debt[(1)]	$628
Less: Cash	250
Net Debt	**$378**

~0.6x Trailing 4 Qtrs. Adjusted EBITDA

Ample Liquidity

Cash	$250
Credit Facility Availability[(1)]	638
Liquidity	**$889**

… To Fund Our Capital Allocation Priorities

1. **Maintain 1x Net Debt / EBITDA, through-the-cycle**
2. **Fund internal investment**
   - Maintenance capital
   - Growth capital
   - Investments in innovation
   - Highest ROI investments
3. **Pay sustainable, growing dividend**
   - Recently increased to $0.085/share
   - Expect to grow over time with free cash flow growth
4. **Pursue value-creating acquisitions**
   - Disciplined M&A framework
   - Strategic, tuck-in opportunities that add to our capabilities and growth profile
   - Drive returns above cost of capital
5. **Return excess capital to shareholders**
   - $750 million share repurchase authorization
   - $180 million repurchased in 2022

Note: USD in millions. Certain numbers may not add up due to rounding of numbers.
(1) Debt = debt on face of balance sheet at December 31, 2022.

101

Committed to value creation for our shareholders

Moving Forward § Sustainable regular dividend growing with Free Cash Flow § 13% Increase on February 16, 2023 § ≥ 60% of FCF returned to shareholders via quarterly dividend and share repurchases Shareholder Returns 2022 69% of FCF returned in 2022 $180 $46 $226 $0 $50 $100 $150 $200 $250 2022 Shareholder Returns Quarterly Dividends Share Repurchases Total ($MM’s) See Appendix for reconciliation of non-GAAP financial metrics, including free cash flow.1 0 2 Value creation aligned to reward shareholders

On a consolidated basis in the first quarter of 2023, we expect: • Revenue of $952 million to $982 million - Expect typical seasonal declines in our international operations, partially offset by rebound in our North American land businesses • Adjusted EBITDA of $164 million to $172 million • We expect adjusted EBITDA margin to improve during 2023 from the Q1 seasonal low • Depreciation and amortization similar to the fourth quarter of 2022 For full year 2023, we expect: • 2023 exit rate adjusted EBITDA margin of 20% • Adjusted EBITDA to free cash flow conversion of at least 50% • Return of at least 60% of free cash flow to our shareholders Near-Term Outlook 1 0 3

Moving Forward Revenue 3-year CAGR: High single digits EBITDA Margin: ≥ 20% Company rate ROIC: > 20% Net Leverage: ≤ 1x Net Leverage through the cycles FCF Generation: 50%-60% of adjusted EBITDA conversion Shareholder Returns: ≥ 60% of Free Cash Flow 1 0 4 Industry-leading production-focused company delivering differential value

Closing Soma Somasundaram

Key Messages We Shared Today Leading global energy production optimization solutions provider1 Attractive growth pathways across the business portfolio2 Well positioned to help decarbonize energy production operations3 Differentiated and sustainably strong free cash flow profile4 Capital allocation framework focused on value creation for shareholders5 Compelling Investment Opportunity Investment aligned with driving through-cycle total returns for our shareholders We are excited about our future ... the best is yet to come 1 0 6

Q&A session

Appendix Reconciliations

Reconciliations

CHAMPIONX

Net Income (Loss) Attributable to ChampionX to Adjusted EBITDA and Free Cash Flow

	Years Ended December 31,					Q4
	2018 *	2019 **	2020 **	2021	2022	2022
(in thousands)						
Revenue	$ 3,649,656	$ 3,456,354	$ 2,775,027	$ 3,074,990	$ 3,805,948	
Net income (loss) attributable to ChampionX	194,937	229,126	(777,553)	113,299	154,969	67,857
Pre-Tax Adjustments:						
Restructuring and other related charges	19,147	23,974	27,979	14,624	65,158	(16,784)
Goodwill and long-lived asset impairment	-	1,746	805,011	-	39,617	39,617
(Gain) loss on disposal groups	-	-	-	(38,131)	18,493	1,978
Acquisition and integration related costs	-	822	1,134	35,233	10,759	1,001
Acquisition costs and related adjustments	-	-	(8,050)	(13,636)	(17,648)	(7,112)
Loss on debt extinguishment and modification	-	-	-	11,098	6,070	-
Russia sanctions compliance and impacts	-	-	-	-	928	(2,909)
Intellectual property defense	-	400	1,278	6,622	781	27
Separation and supplemental benefit costs	14,649	6,377	539	1,559	-	-
Latin America tax matters	-	-	-	(2,968)	-	-
Professional fees related to material weakness remediation and impairment analysis	-	2,780	6,240	-	-	-
Royalty expense	2,277	-	-	-	-	-
Environmental costs	-	1,988	-	-	-	-
Other charges	1,300	-	-	-	-	-
Tax impact of adjustment	(3,308)	(8,718)	(28,903)	(3,024)	(18,903)	3,848
Adjusted net income attributable to ChampionX	229,002	258,495	27,675	124,676	260,224	87,523
Tax impact of adjustment	3,308	8,718	28,903	3,024	18,903	(3,848)
Net income attributable to noncontrolling interest	1,954	8,216	2,898	941	1,594	(1,588)
Deprecation and amortization	335,761	231,702	260,930	237,285	241,880	64,119
Provision for income taxes	63,662	51,147	18,598	38,445	40,243	21,008
Interest expense, net	27,648	77,741	65,434	51,921	45,204	11,622
Adjusted EBITDA	$ 661,335	$ 636,019	$ 404,438	$ 456,292	$ 608,048	$ 178,836
Cash flows from operating activities	$ 374,800	$ 520,099	$ 431,169	$ 328,219	$ 413,360	$ 195,093
Less: capital expenditures	(127,318)	(109,480)	(64,545)	(84,464)	(102,808)	(28,056)
Plus: proceeds from asset sales	3,187	7,998	10,305	5,236	18,017	1,593
Free Cash Flow	$ 250,669	$ 418,617	$ 376,929	$ 248,991	$ 328,569	$ 168,630

(*) Management's estimate of the combined results of legacy Apergy as reported in our 2020 Form 10-K, plus legacy ChampionX as reported in our Registration Statement on Form S-4 (File No. 333-236379).

(**) Includes the impact of the historical legacy ChampionX business on a stand-alone basis adjusted to give effect to the Merger under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations ("ASC 805"). The adjustments were prepared on the same basis as the adjustments included in our Registration Statement on Form S-4 and include a decrease in amortization and depreciation resulting from the preliminary purchase price adjustments, an increase in interest expense associated with the new term loan facility, removal of acquisition and integration related costs attributable to the Merger as well as the tax impact of those adjustments.

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Reconciliations

CHAMPIONX

Net Income (Loss) Attributable to ChampionX, Adjusted Net Operating Profit and Net Debt

(in thousands)	Years Ended December 31, 2018	2019	2020*	2021	2022
Net income (loss) attributable to ChampionX	$ 92,737	$ 52,164	$ (777,553)	$ 113,299	$ 154,969
Pre-Tax Adjustments:					
Restructuring and other related charges	4,347	9,307	27,979	14,624	65,158
Goodwill and long-lived asset impairment	-	1,746	805,011	-	39,617
(Gain) loss on disposal groups	-	-	-	(38,131)	18,493
Acquisition and integration related costs	-	10,145	1,134	35,233	10,759
Acquisition costs and related adjustments	-	-	(8,050)	(13,636)	(17,648)
Loss on debt extinguishment and modification	-	-	-	11,098	6,070
Russia sanctions compliance and impacts	-	-	-	-	928
Intellectual property defense	-	400	1,278	6,622	781
Separation and supplemental benefit costs	14,649	6,377	539	1,559	-
Latin America tax matters	-	-	-	(2,968)	-
Professional fees related to material weakness remediation and impairment analysis	-	2,780	6,240	-	-
Royalty expense	2,277	-	-	-	-
Environmental costs	-	1,988	-	-	-
Other charges	-	-	-	-	-
Tax impact of adjustment	(3,308)	(7,777)	(28,903)	(3,024)	(18,903)
Adjusted net income attributable to ChampionX	110,702	77,130	27,675	124,676	260,224
Tax impact of adjustment	3,308	7,777	28,903	3,024	18,903
Net income attributable to noncontrolling interest	454	796	2,898	941	1,594
Deprecation and amortization	124,461	119,938	260,930	237,285	241,880
Provision for income taxes	28,162	6,226	18,598	38,445	40,243
Interest expense, net	27,648	39,301	65,434	51,921	45,204
Adjusted EBITDA	$ 294,735	$ 251,168	$ 404,438	$ 456,292	$ 608,048
Less: Net income attributable to noncontrolling interest	(454)	(796)	(2,898)	(941)	(1,594)
Less: Depreciation and amortization	(124,461)	(119,938)	(260,930)	(237,285)	(241,880)
Less: Adjusted provision for income taxes	(37,683)	(17,883)	(44,714)	(54,277)	(68,219)
Adjusted operating profit	$ 132,137	$ 112,551	$ 95,896	$ 163,789	$ 296,355

	December 31, 2018	2019	2020	2021	2022
Current portion of long-term debt	$ -	$ -	$ 26,850	$ 26,850	$ 6,250
Long-term debt	658,623	555,291	905,764	697,657	621,702
Gross debt	658,623	555,291	932,614	724,507	627,952
Less: Cash and cash equivalents	(41,832)	(35,290)	(201,421)	(251,678)	(250,187)
Net debt	$ 616,791	$ 520,001	$ 731,193	$ 472,829	$ 377,765

(*) Includes the impact of the historical legacy ChampionX business on a stand-alone basis adjusted to give effect to the Merger under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations ("ASC 805"). The adjustments were prepared on the same basis as the adjustments included in our Registration Statement on Form S-4 and include a decrease in amortization and depreciation resulting from the preliminary purchase price adjustments, an increase in interest expense associated with the new term loan facility, removal of acquisition and integration related costs attributable to the Merger as well as the tax impact of those adjustments.

110

Reconciliations

CHAMPIONX

Segment Income (loss) before income taxes, Segment Adjusted EBITDA

(in thousands)	Years Ended December 31, 2020*	2021	2022	Q4 2022
Segment revenue:				
Production Chemical Technologies	$ 1,800,175	$ 1,842,400	$ 2,347,526	$ 636,539
Production & Automation Technologies	615,918	762,371	954,646	244,181
Drilling Technologies	116,186	172,066	229,479	53,797
Reservoir Chemical Technologies	129,168	141,095	145,197	25,698
Corporate and other	113,580	157,058	129,100	25,640
Total revenue	$ 2,775,027	$ 3,074,990	$ 3,805,948	$ 985,855
Income (loss) before income taxes:				
Segment operating profit (loss):				
Production Chemical Technologies	$ 200,335	$ 165,463	$ 239,936	$ 96,418
Production & Automation Technologies	(697,899)	45,635	89,133	18,104
Drilling Technologies	2,574	30,409	54,512	9,426
Reservoir Chemical Technologies	(174,635)	30,311	(90,212)	(16,884)
Total segment operating profit	(669,625)	271,818	293,369	107,064
Corporate and other	21,000	67,212	51,359	8,165
Interest expense, net	65,433	51,921	45,204	11,622
Income before income taxes	$ (756,058)	$ 152,685	$ 196,806	$ 87,277
Operating profit margin / income (loss) before income taxes margin:				
Production Chemical Technologies	11.1%	9.0%	10.2%	15.1%
Production & Automation Technologies	(113.3%)	6.0%	9.3%	7.4%
Drilling Technologies	2.2%	17.7%	23.8%	17.5%
Reservoir Chemical Technologies	(135.2%)	21.5%	(62.1%)	(65.7%)
ChampionX Consolidated	(27.2%)	5.0%	5.2%	8.9%
Adjusted EBITDA				
Production Chemical Technologies	$ 300,629	$ 271,244	$ 369,054	$ 121,092
Production & Automation Technologies	108,863	152,734	196,261	50,620
Drilling Technologies	17,312	44,326	61,932	10,998
Reservoir Chemical Technologies	(10,942)	2,891	5,518	3,437
Corporate and other	(11,424)	(14,903)	(24,717)	(7,311)
Adjusted EBITDA	$ 404,438	$ 456,292	$ 608,048	$ 178,836
Adjusted EBITDA margin				
Production Chemical Technologies	16.7%	14.7%	15.7%	19.0%
Production & Automation Technologies	17.7%	20.0%	20.6%	20.7%
Drilling Technologies	14.9%	25.8%	27.0%	20.4%
Reservoir Chemical Technologies	(8.5%)	2.0%	3.8%	13.4%
ChampionX Consolidated	14.6%	14.8%	16.0%	18.1%

* Includes the impact of the historical legacy ChampionX business on a stand-alone basis adjusted to give effect to the Merger under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations ("ASC 805"). The adjustments were prepared on the same basis as the adjustments included in our Registration Statement on Form S-4 and include a decrease in amortization and depreciation resulting from the preliminary purchase price adjustments, an increase in interest expense associated with the new term loan facility, removal of acquisition and integration related costs attributable to the Merger as well as the tax impact of those adjustments.

111